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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)      February 22, 2005
                                                     ---------------------------

                              WILLBROS GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                               Republic of Panama
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                 (State or Other Jurisdiction of Incorporation)

           1-11953                                    98-0160660
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   (Commission File Number)                (IRS Employer Identification No.)

              Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box
                     0816-01098, Panama, Republic of Panama
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               (Address of Principal Executive Offices) (Zip Code)

                                 (50-7) 213-0947
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On February 28, 2005, Willbros Group, Inc. (the "Company") issued a press release announcing that its previously issued financial statements for fiscal years 2002 and 2003 and the first, second and third quarters of 2004 should not be relied upon because of errors in those financial statements and that thosefinancial statements would be restated to make the necessary accounting adjustments. The press release also gave guidance for 2005. For further information, please see Item 4.02 below and the text of the press release, attached as Exhibit 99 to this Current Report on Form 8-K.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         (a) On February 28, 2005, the Company issued a press release announcing that the Company has concluded that its previously issued financial statements for fiscal years 2002 and 2003 and the first, second and third quarters of 2004 should not be relied upon because of errors in those financial statements and that the Company would restate those financial statements to make the necessary accounting adjustments. The Company reached this conclusion on February 22, 2005 upon the recommendation of management and with the concurrence of the Company's independent auditors. The press release is attached as Exhibit 99 to this Current Report on Form 8-K.

         The restatements pertain to the under reporting of Bolivian withholding taxes on payments made to affiliated companies and the improper filing of value added tax returns with respect to a project completed in Bolivia. Based on current information, the Company estimates that the approximate effect of the Bolivian tax matters for all periods affected will range between $4.2 million and $5.8 million. Adjustments to prior periods resulting from the Bolivian tax matters will be to reduce 2002 net income by $0.9 million, increase the 2003 net loss by $2.6 million, increase the first quarter 2004 net loss by $0.1 million, change the second quarter 2004 net loss by an amount ranging from a $0.1 million charge to a $1.5 million benefit and increase the third quarter 2004 net loss by $1.8 million. The Company also expects to include a fourth quarter 2004 charge of approximately $0.3 million associated with resolving the Bolivian tax issues. The Company will file an amended Annual Report on Form 10-K for 2003 and amended Quarterly Reports on Form 10-Q for the first, second and third quarters of 2004, prior to filing its 2004 Annual Report on Form 10-K.

         The Audit Committee's ongoing investigation into the activities of the former head of the Company's international operations is continuing in certain international areas previously under his management. Because the investigation is ongoing, the Company can provide no assurance that, upon completion of the investigation, the Company will not conclude, either for qualitative or quantitative reasons, that the Company's historical financial statements require restatement with respect to matters or periods beyond those discussed above. In such event, there can be no assurance that the amount of those additional adjustments will not be material individually or in the aggregate.



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         The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters disclosed under Item 4.02(a) in this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

       (c)      The following exhibit is furnished herewith:

                99    Press Release dated February 28, 2005.



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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WILLBROS GROUP, INC.


Date:  February 28, 2005              By:  /s/ Warren L. Williams
                                          --------------------------------------
                                          Warren L. Williams
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer



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                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------
99                         Press Release dated February 28, 2005.



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